Exhibit 99.1

Contact:	Francis Idehen Investor Relations 312-394-3967 Paul Adams Corporate Communications 410-470-4167

EXELON ANNOUNCES THIRD QUARTER 2015 RESULTS

CHICAGO (Oct. 30, 2015) — Exelon Corporation (NYSE: EXC) announced third quarter 2015 consolidated earnings as follows:

	Third Quarter
	2015	2014
Adjusted (non-GAAP) Operating Results:
Net Income ($ millions)	$757	$676
Diluted Earnings per Share	$0.83	$0.78

GAAP Results:
Net Income ($ millions)	$629	$993
Diluted Earnings per Share	$0.69	$1.15

“Our focus on operational performance and strategic investments to grow our business continues to deliver results across all of our businesses,” said Christopher M. Crane, Exelon president and CEO. “Exelon achieved earnings above our guidance range, led by gains at Constellation due to our generation to load matching strategy and improved results at each of our utilities, while also delivering top quartile performance for our customers and communities. Based on our results through September and our outlook for the fourth quarter, we are raising our full-year operating earnings guidance range to $2.40 to $2.60 per share.”

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Third Quarter Operating Results

As shown in the table above, Exelon’s Adjusted (non-GAAP) Operating Earnings increased to $0.83 per share in the third quarter of 2015 from $0.78 per share in the third quarter of 2014. Earnings in the third quarter of 2015 primarily reflected the following favorable factors:

•	Higher revenue net of purchased power and fuel at Generation as a result of lower cost-to-serve load, the benefit from the Integrys acquisition and increased load served;

•	Favorable weather at ComEd and PECO;

•	Higher distribution earnings at ComEd and BGE; and

•	Lower storm costs at BGE.

These factors were partially offset by:

•	Higher contracting costs at Generation primarily due to growth development projects;

•	Realized NDT fund losses in 2015 as compared to gains in 2014; and

•	Higher interest expense due to higher outstanding debt at Generation and Corporate.

Adjusted (non-GAAP) Operating Earnings for the third quarter of 2015 do not include the following items (after tax) that were included in reported GAAP Net Income:

	(in millions)	(per diluted share)
Exelon Adjusted (non-GAAP) Operating Earnings	$757	$0.83
Mark-to-Market Impact of Economic Hedging Activities	(85)	(0.09)
Unrealized Losses Related to NDT Fund Investments	(133)	(0.15)
Amortization of Commodity Contract Intangibles	(2)	—
Merger and Integration Costs	(12)	(0.02)
Asset Retirement Obligation	6	0.01
Tax Settlements	52	0.06
CENG Non-Controlling Interest	46	0.05

Exelon GAAP Net Income	$629	$0.69

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Adjusted (non-GAAP) Operating Earnings for the third quarter of 2014 do not include the following items (after tax) that were included in reported GAAP Net Income:

	(in millions)	(per diluted share)
Exelon Adjusted (non-GAAP) Operating Earnings	$676	$0.78
Mark-to-Market Impact of Economic Hedging Activities	158	0.18
Unrealized Losses Related to NDT Fund Investments	(22)	(0.03)
Amortization of Commodity Contract Intangibles	12	0.01
Merger and Integration Costs	(58)	(0.06)
Asset Retirement Obligation	13	0.02
Tax Settlement	66	0.08
Long-Lived Asset Impairments	(30)	(0.03)
Plant Retirement and Divestitures	197	0.23
Mark-to-Market Impact of PHI Merger Related Interest Rate Swaps	(6)	(0.01)
CENG Non-Controlling Interest	(13)	(0.02)

Exelon GAAP Net Income	$993	$1.15

Third Quarter and Recent Highlights

•	Pepco Holdings, Inc. (PHI) Merger: On August 12, 2015, the presiding judge in the Circuit Court of Queen Anne’s County issued an order denying the motions to stay the Maryland Public Service Commission’s order approving the merger. On August 27, 2015, the District of Columbia Public Service Commission (DCPSC) issued an opinion and order denying approval of the merger, asserting that the merger was not in the public’s interest. Exelon and PHI filed an Application for Reconsideration with the DCPSC on September 28, 2015. On October 6, 2015, Exelon, PHI, the District of Columbia Government, the Office of People’s Counsel, the District of Columbia Water and Sewer Authority, the National Consumer Law Center, National Housing Trust, and the Apartment and Office Building Association of Metropolitan Washington entered into a Nonunanimous Full Settlement Agreement and Stipulation with respect to the merger. Exelon and PHI subsequently filed a motion of joint applicants requesting the DCPSC to reopen the approval application to allow for consideration of the Settlement Agreement and granting additional requested relief. On October 28, 2015, the DCPSC at a public meeting agreed to reopen the approval application to allow for consideration of the Settlement Agreement and set a procedural schedule which would allow for completion of the merger in the first quarter of 2016.

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•	Deferment of Early Plant Retirements: Exelon and Generation continue to evaluate the current and expected economic value of each of Generation’s nuclear plants. On September 10, 2015, after considering the results of the recent PJM capacity auction, Exelon and Generation decided to defer for one year any decisions about the future operations of its Quad Cities and Byron nuclear plants and will offer both plants in the 2019/2020 auction in May 2016. As a result of clearing the other PJM capacity auction in September 2015 for the 2017/2018 transitional capacity auction, Exelon and Generation will continue to operate its Quad Cities nuclear power plant through at least May 2018. The Byron plant is already obligated to operate through May 2019. In addition, on October 29, 2015, Exelon and Generation decided to defer any decision about the future operations of its Clinton nuclear plant for one year and plan to bid the plant into the MISO capacity auction for the 2016/2017 planning year in March 2016. MISO’s announcement on October 27, 2015 acknowledging the need for market design changes in southern Illinois was a key factor in Exelon’s and Generation’s decision to defer for an additional year, among other factors such as positive results from the Illinois Power Agency’s capacity procurement for 2016 and the long-term impact of the EPA’s Clean Power Plan. The Clinton plant is currently obligated to operate through May 2016. Exelon and Generation have not made any decision regarding potential nuclear plant closures at other sites at this time.

•	PECO Electric Distribution Rate Case: On September 10, 2015, PECO filed a Joint Petition for Settlement with the Pennsylvania Public Utilities Commission (PAPUC). The terms of the settlement include an increase of $127 million in annual distribution service revenue. On October 28, 2015, the Administrative Law Judge issued a recommended decision to the PAPUC that the joint settlement be approved. A final ruling from the PAPUC is expected by December 2015, and if approved, the rates will go into effect on January 1, 2016.

•	Nuclear Operations: Generation’s nuclear fleet, including its owned output from the Salem Generating Station and 100 percent of the CENG units, produced 45,180 gigawatt-hours (GWh) in the third quarter of 2015, compared with 45,263 GWh in the third quarter of 2014. Excluding Salem, the Exelon-operated nuclear plants at ownership achieved a 95.5 percent capacity factor for the third quarter of 2015, compared with 96.5 percent for the third quarter of 2014. The number of planned refueling outage days totaled 27 in the third quarter of 2015, compared with 18 in the third quarter of 2014. There were 11 non-refueling outage days in the third quarter of 2015, compared with 20 days in the third quarter of 2014.

•	Fossil and Renewable Operations: The Dispatch Match rate for Generation’s gas and hydro fleet was 99.0 percent in the third quarter of 2015, compared with 98.8 percent in the third quarter of 2014. Energy Capture for the wind and solar fleet was 94.8 percent in the third quarter of 2015, compared with 94.9 percent in the third quarter of 2014.

•	Financing Activities: On October 5, 2015, PECO issued $350 million in aggregate principal amount of its First and Refunding Mortgage Bonds, 3.150% Series due October 15, 2025. The net proceeds from the sale of the bonds will be used for general corporate purposes.

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•	Hedging Update: Exelon’s hedging program involves the hedging of commodity risk for Exelon’s expected generation, typically on a ratable basis over a three-year period. Expected generation is the volume of energy that best represents our commodity position in energy markets from owned or contracted for capacity based upon a simulated dispatch model that makes assumptions regarding future market conditions, which are calibrated to market quotes for power, fuel, load following products, and options. The proportion of expected generation hedged as of September 30, 2015, was 97 percent to 100 percent for 2015, 81 percent to 84 percent for 2016, and 51 percent to 54 percent for 2017. The primary objective of Exelon’s hedging program is to manage market risks and protect the value of its generation and its investment-grade balance sheet, while preserving its ability to participate in improving long-term market fundamentals.

Operating Company Results

Generation consists of the generation, physical delivery and marketing of power across multiple geographical regions through its customer-facing business, Constellation, which sells electricity and natural gas to both wholesale and retail customers. Generation also sells renewable energy and other energy-related products and services, and engages in natural gas and oil exploration and production activities (Upstream).

Generation’s third quarter 2015 GAAP Net Income was $377 million, compared with net income of $771 million in the third quarter of 2014. Adjusted (non-GAAP) Operating Earnings for the third quarter of 2015 and 2014 do not include various items (after tax) that were included in reported GAAP Net Income:

($ millions)	3Q15	3Q14
Generation Adjusted (non-GAAP) Operating Earnings	$499	$433
Mark-to-Market Impact of Economic Hedging Activities	(85)	161
Unrealized (Losses) Related to NDT Fund Investments	(133)	(22)
Amortization of Commodity Contract Intangibles	(2)	12
Merger and Integration Costs	(6)	(47)
Plant Retirement and Divestitures	—	198
Long Lived Asset Impairment	—	(30)
Asset Retirement Obligation	6	13
Tax Settlements	52	66
CENG Non-Controlling Interest	46	(13)

Generation GAAP Net Income	$377	$771

Generation’s Adjusted (non-GAAP) Operating Earnings in the third quarter of 2015 increased $66 million compared with the same quarter in 2014. This increase primarily reflected higher revenue net of purchased power and fuel as a result of lower cost-to-serve load, and the benefit from the Integrys acquisition. These increases were partially offset by increased contracting expenses due to growth development opportunities and realized NDT fund losses in 2015 as compared to gains in 2014.

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ComEd consists of electricity transmission and distribution operations in Northern Illinois.

ComEd’s third quarter 2015 GAAP Net Income was $149 million, compared with net income of $126 million in the third quarter of 2014. Adjusted (non-GAAP) Operating Earnings for the third quarter of 2015 do not include merger and integration costs that were included in reported GAAP Net Income:

($ millions)	3Q15	3Q14
ComEd Adjusted (non-GAAP) Operating Earnings	$151	$126
Merger and Integration Costs	(2)	—

ComEd GAAP Net Income	$149	$126

ComEd’s Adjusted (non-GAAP) Operating Earnings in the third quarter of 2015 increased $25 million from the same quarter in 2014 primarily as a result of favorable weather and increased electric distribution earnings reflecting the impacts of increased capital investment, which was offset by lower allowed electric distribution return on common equity due to a decrease in treasury rates.

For the third quarter of 2015, heating degree-days in the ComEd service territory were down 50.5 percent relative to the same period in 2014 and were 53.8 percent below normal. Cooling degree days were up 18.1 percent from prior year and 3.4 percent above normal. Total retail electric deliveries increased 3.4 percent in the third quarter of 2015 compared with the same period in 2014.

Weather-normalized retail electric deliveries decreased 0.5 percent in the third quarter of 2015 compared with the same period in 2014.

PECO consists of electricity transmission and distribution operations and retail natural gas distribution operations in Southeastern Pennsylvania.

PECO’s third quarter 2015 GAAP Net Income was $90 million, compared with net income of $81 million in the third quarter of 2014. Adjusted (non-GAAP) Operating Earnings for the third quarter of 2015 do not include merger and integration costs that were included in reported GAAP Net Income:

($ millions)	3Q15	3Q14
PECO Adjusted (non-GAAP) Operating Earnings	$91	$81
Merger and Integration Costs	(1)	—

PECO GAAP Net Income	$90	$81

PECO’s Adjusted (non-GAAP) Operating Earnings in the third quarter of 2015 increased $10 million from the same quarter in 2014 primarily due to favorable weather.

For the third quarter of 2015, there were no heating degree-days in the PECO service territory representing a decrease of 14 days and 38 days relative to the same period in 2014 and normal, respectively. Cooling degree days were up 30.2 percent from the prior year and 27.7 percent above normal. Total retail electric deliveries were up 6.4 percent compared with the third quarter of 2014. Natural gas deliveries (including both retail and transportation components) in the third quarter of 2015 were up 15.1 percent compared with the same period in 2014.

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Weather-normalized retail electric and gas deliveries decreased 0.5 percent and increased 9.3 percent, respectively, in the third quarter of 2015 compared with the same period in 2014. The increase in retail gas deliveries was driven primarily by growth in the transportation component during the third quarter of 2015.

BGE consists of electricity transmission and distribution operations and retail natural gas distribution operations in Central Maryland.

BGE’s third quarter 2015 GAAP Net Income was $51 million, compared with net income of $46 million in the third quarter of 2014. Adjusted (non-GAAP) Operating Earnings for the third quarter of 2015 do not include merger and integration costs that were included in reported GAAP Net Income:

($ millions)	3Q15	3Q14
BGE Adjusted (non-GAAP) Operating Earnings	$52	$46
Merger and Integration Costs	(1)	—

BGE GAAP Net Income	$51	$46

BGE’s Adjusted (non-GAAP) Operating Earnings in the third quarter of 2015 increased $6 million from the same quarter in 2014, primarily due to increased distribution revenues pursuant to increased rates effective in December 2014 and decreased storm costs. Due to decoupling, BGE’s distribution revenues are not affected by actual weather.

Adjusted (non-GAAP) Operating Earnings

Adjusted (non-GAAP) operating earnings, which generally exclude significant one-time charges or credits that are not normally associated with ongoing operations, mark-to-market adjustments from economic hedging activities and unrealized gains and losses from NDT fund investments, are provided as a supplement to results reported in accordance with GAAP. Management uses such adjusted (non-GAAP) operating earnings measures internally to evaluate the company’s performance and manage its operations. Reconciliation of GAAP Net Income to adjusted (non-GAAP) operating earnings for historical periods is attached. Additional earnings release attachments, which include the reconciliation on page 8, are posted on Exelon’s Web site: www.exeloncorp.com and have been furnished to the Securities and Exchange Commission on Form 8-K on October 30, 2015.

Cautionary Statements Regarding Forward-Looking Information

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company, Baltimore Gas and Electric Company and Exelon

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Generation Company, LLC (Registrants) include those factors discussed herein, as well as the items discussed in (1) Exelon’s 2014 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 22; (2) Exelon’s Third Quarter 2015 Quarterly Report on Form 10-Q (to be filed on October 30, 2015) in (a) Part II, Other Information, ITEM 1A. Risk Factors; (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 19; and (3) other factors discussed in filings with the SEC by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this press release. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.

# # #

Exelon Corporation (NYSE: EXC) is the nation’s leading competitive energy provider, with 2014 revenues of approximately $27.4 billion. Headquartered in Chicago, Exelon does business in 48 states, the District of Columbia and Canada. Exelon is one of the largest competitive U.S. power generators, with more than 32,000 megawatts of owned capacity comprising one of the nation’s cleanest and lowest-cost power generation fleets. The company’s Constellation business unit provides energy products and services to more than 2.5 million residential, public sector and business customers, including more than two-thirds of the Fortune 100. Exelon’s utilities deliver electricity and natural gas to more than 7.8 million customers in central Maryland (BGE), northern Illinois (ComEd) and southeastern Pennsylvania (PECO). Follow Exelon on Twitter @Exelon.

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Earnings Release Attachments

Table of Contents

Consolidating Statements of Operations - Nine Months Ended September 30, 2015 and 2014	2

Business Segment Comparative Statements of Operations - Generation and ComEd - Three and Nine months ended September 30, 2015 and 2014	3

Business Segment Comparative Statements of Operations - PECO and BGE - Three and Nine months ended September 30, 2015 and 2014	4

Business Segment Comparative Statements of Operations - Other - Three and Nine months ended September 30, 2015 and 2014	5

Consolidated Balance Sheets - September 30, 2015 and December 31, 2014	6

Consolidated Statements of Cash Flows - Nine Months Ended September 30, 2015 and 2014	7

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Exelon - Three Months Ended September 30, 2015 and 2014	8

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Exelon - Nine Months Ended September 30, 2015 and 2014	10

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment - Three Months Ended September 30, 2015 and 2014	12

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment - Nine Months Ended September 30, 2015 and 2014	14

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Generation - Three and Nine months ended September 30, 2015 and 2014	16

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - ComEd - Three and Nine months ended September 30, 2015 and 2014	18

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - PECO - Three and Nine months ended September 30, 2015 and 2014	19

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - BGE - Three and Nine months ended September 30, 2015 and 2014	20

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Other - Three and Nine months ended September 30, 2015 and 2014	21

Exelon Generation Statistics - Three Months Ended September 30, 2015, June 30, 2015, December 31, 2014, September 30, 2014 and September 30, 2014	22

Exelon Generation Statistics - Nine Months Ended September 30, 2015 and 2014	23

ComEd Statistics - Three and Nine months ended September 30, 2015 and 2014	24

PECO Statistics - Three and Nine months ended September 30, 2015 and 2014	25

BGE Statistics - Three and Nine months ended September 30, 2015 and 2014	27

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Three Months Ended September 30, 2015
						Exelon
	Generation	ComEd	PECO	BGE	Other (a)	Consolidated
Operating revenues	$4,768	$1,376	$740	$725	$(208)	$7,401
Operating expenses
Purchased power and fuel	2,519	390	278	311	(207)	3,291
Operating and maintenance	1,241	404	196	169	(14)	1,996
Depreciation and amortization	264	176	68	79	19	606
Taxes other than income	123	79	44	57	7	310

Total operating expenses	4,147	1,049	586	616	(195)	6,203
Gain on sale of assets	1	—	—	1	—	2

Operating income (loss)	622	327	154	110	(13)	1,200

Other income and (deductions)
Interest expense, net	(68)	(83)	(28)	(25)	(49)	(253)
Other, net	(257)	4	1	4	4	(244)

Total other income and (deductions)	(325)	(79)	(27)	(21)	(45)	(497)

Income (loss) before income taxes	297	248	127	89	(58)	703
Income taxes	(36)	99	37	35	(20)	115
Equity in losses of unconsolidated affiliates	(1)	—	—	—	—	(1)

Net income (loss)	332	149	90	54	(38)	587

Net income (loss) attributable to noncontrolling interests and preference stock dividends	(45)	—	—	3	—	(42)

Net income (loss) attributable to common shareholders	$377	$149	$90	$51	$(38)	$629

	Three Months Ended September 30, 2014
						Exelon
	Generation	ComEd	PECO	BGE	Other (a)	Consolidated
Operating revenues	$4,412	$1,222	$693	$697	$(112)	$6,912
Operating expenses
Purchased power and fuel	1,880	326	255	297	(110)	2,648
Operating and maintenance	1,266	359	204	165	(12)	1,982
Depreciation and amortization	253	174	59	78	13	577
Taxes other than income	127	76	42	55	6	306

Total operating expenses	3,526	935	560	595	(103)	5,513
Equity in earnings (losses) of unconsolidated affiliates	1	—	—	—	(1)	—
Gain on sale of assets	338	—	—	—	1	339

Operating income (loss)	1,225	287	133	102	(9)	1,738

Other income and (deductions)
Interest expense, net	(89)	(81)	(29)	(26)	(33)	(258)
Other, net	4	4	2	4	2	16

Total other income and (deductions)	(85)	(77)	(27)	(22)	(31)	(242)

Income (loss) before income taxes	1,140	210	106	80	(40)	1,496
Income taxes	291	84	25	31	(9)	422

Net income (loss)	849	126	81	49	(31)	1,074

Net income attributable to noncontrolling interests and preference stock dividends	78	—	—	3	—	81

Net income (loss) attributable to common shareholders	$771	$126	$81	$46	$(31)	$993

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Nine Months Ended September 30, 2015 (a)
	Generation	ComEd	PECO	BGE	Other (b)	Exelon Consolidated
Operating revenues	$14,841	$3,709	$2,386	$2,388	$(578)	$22,746
Operating expenses
Purchased power and fuel	7,800	991	953	1,037	(571)	10,210
Operating and maintenance	3,860	1,166	609	499	(15)	6,119
Depreciation and amortization	774	528	198	271	47	1,818
Taxes other than income	369	225	125	169	20	908

Total operating expenses	12,803	2,910	1,885	1,976	(519)	19,055
Gain on sales of assets	7	—	1	1	1	10

Operating income (loss)	2,045	799	502	413	(58)	3,701

Other income and (deductions)
Interest expense, net	(269)	(248)	(84)	(73)	(81)	(755)
Other, net	(193)	14	3	13	(16)	(179)

Total other income and (deductions)	(462)	(234)	(81)	(60)	(97)	(934)

Income (loss) before income taxes	1,583	565	421	353	(155)	2,767
Income taxes	371	226	122	141	(55)	805
Equity in earnings (losses) of unconsolidated affiliates	(4)	—	—	—	1	(3)

Net income (loss)	1,208	339	299	212	(99)	1,959

Net income (loss) attributable to noncontrolling interests and preference stock dividends	(10)	—	—	10	—	—

Net income (loss) attributable to common shareholders	$1,218	$339	$299	$202	$(99)	$1,959

	Nine Months Ended September 30, 2014 (a)
	Generation	ComEd	PECO	BGE	Other (b)	Exelon Consolidated
Operating revenues	$12,591	$3,484	$2,343	$2,404	$(649)	$20,173
Operating expenses
Purchased power and fuel	7,071	915	960	1,094	(641)	9,399
Operating and maintenance	3,765	1,040	668	541	(9)	6,005
Depreciation and amortization	719	521	176	275	41	1,732
Taxes other than income	350	225	122	168	22	887

Total operating expenses	11,905	2,701	1,926	2,078	(587)	18,023
Equity in losses of unconsolidated affiliates	(20)	—	—	—	—	(20)
Gain on sales of assets	355	—	—	—	1	356
Gain on consolidation and acquisition of businesses	261	—	—	—	—	261

Operating income (loss)	1,282	783	417	326	(61)	2,747

Other income and (deductions)
Interest expense, net	(261)	(241)	(85)	(81)	(54)	(722)
Other, net	306	14	5	14	7	346

Total other income and (deductions)	45	(227)	(80)	(67)	(47)	(376)

Income (loss) before income taxes	1,327	556	337	259	(108)	2,371
Income taxes	290	221	82	103	(50)	646

Net income (loss)	1,037	335	255	156	(58)	1,725

Net income attributable to noncontrolling interests and preference stock dividends	111	—	—	10	—	121

Net income (loss) attributable to common shareholders	$926	$335	$255	$146	$(58)	$1,604

(a)	In 2014, includes the results of operations of Constellation Energy Nuclear Group, LLC (CENG) beginning April 1, 2014, the date the nuclear operating services agreement was executed. In 2015, includes the results of operations of CENG on a fully consolidated basis.
(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	Generation
	Three Months Ended September 30,			Nine Months Ended September 30,
	2015 (a)	2014 (a)	Variance	2015 (a)	2014 (a)	Variance
Operating revenues	$4,768	$4,412	$356	$14,841	$12,591	$2,250
Operating expenses
Purchased power and fuel	2,519	1,880	639	7,800	7,071	729
Operating and maintenance	1,241	1,266	(25)	3,860	3,765	95
Depreciation and amortization	264	253	11	774	719	55
Taxes other than income	123	127	(4)	369	350	19

Total operating expenses	4,147	3,526	621	12,803	11,905	898
Equity in earnings (losses) of unconsolidated affiliates	—	1	(1)	—	(20)	20
Gain on sales of assets	1	338	(337)	7	355	(348)
Gain on consolidation and acquisition of businesses	—	—	—	—	261	(261)

Operating income	622	1,225	(603)	2,045	1,282	763

Other income and (deductions)
Interest expense	(68)	(89)	21	(269)	(261)	(8)
Other, net	(257)	4	(261)	(193)	306	(499)

Total other income and (deductions)	(325)	(85)	(240)	(462)	45	(507)

Income before income taxes	297	1,140	(843)	1,583	1,327	256
Income taxes	(36)	291	(327)	371	290	81
Equity in losses of unconsolidated affiliates	(1)	—	(1)	(4)	—	(4)

Net income	332	849	(517)	1,208	1,037	171

Net (loss) income attributable to noncontrolling interests	(45)	78	(123)	(10)	111	(121)

Net income attributable to membership interest	$377	$771	$(394)	$1,218	$926	$292

	ComEd
	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	Variance	2015	2014	Variance
Operating revenues	$1,376	$1,222	$154	$3,709	$3,484	$225
Operating expenses
Purchased power	390	326	64	991	915	76
Operating and maintenance	404	359	45	1,166	1,040	126
Depreciation and amortization	176	174	2	528	521	7
Taxes other than income	79	76	3	225	225	—

Total operating expenses	1,049	935	114	2,910	2,701	209

Operating income	327	287	40	799	783	16

Other income and (deductions)
Interest expense, net	(83)	(81)	(2)	(248)	(241)	(7)
Other, net	4	4	—	14	14	—

Total other income and (deductions)	(79)	(77)	(2)	(234)	(227)	(7)

Income before income taxes	248	210	38	565	556	9
Income taxes	99	84	15	226	221	5

Net income	$149	$126	$23	$339	$335	$4

(a)	Includes the results of operations of CENG beginning April 1, 2014, the date the nuclear operating services agreement was executed.

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	PECO
	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	Variance	2015	2014	Variance
Operating revenues	$740	$693	$47	$2,386	$2,343	$43
Operating expenses
Purchased power and fuel	278	255	23	953	960	(7)
Operating and maintenance	196	204	(8)	609	668	(59)
Depreciation and amortization	68	59	9	198	176	22
Taxes other than income	44	42	2	125	122	3

Total operating expenses	586	560	26	1,885	1,926	(41)

Gain on sales of assets	—	—	—	1	—	1

Operating income	154	133	21	502	417	85

Other income and (deductions)
Interest expense, net	(28)	(29)	1	(84)	(85)	1
Other, net	1	2	(1)	3	5	(2)

Total other income and (deductions)	(27)	(27)	—	(81)	(80)	(1)

Income before income taxes	127	106	21	421	337	84
Income taxes	37	25	12	122	82	40

Net income attributable to common shareholder	$90	$81	$9	$299	$255	$44

	BGE
	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	Variance	2015	2014	Variance
Operating revenues	$725	$697	$28	$2,388	$2,404	$(16)
Operating expenses
Purchased power and fuel	311	297	14	1,037	1,094	(57)
Operating and maintenance	169	165	4	499	541	(42)
Depreciation and amortization	79	78	1	271	275	(4)
Taxes other than income	57	55	2	169	168	1

Total operating expenses	616	595	21	1,976	2,078	(102)

Gain on sales of assets	1	—	1	1	—	1

Operating income	110	102	8	413	326	87

Other income and (deductions)
Interest expense, net	(25)	(26)	1	(73)	(81)	8
Other, net	4	4	—	13	14	(1)

Total other income and (deductions)	(21)	(22)	1	(60)	(67)	7

Income before income taxes	89	80	9	353	259	94
Income taxes	35	31	4	141	103	38

Net income	54	49	5	212	156	56
Preference stock dividends	3	3	—	10	10	—

Net income attributable to common shareholders	$51	$46	$5	$202	$146	$56

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	Other (a)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	Variance	2015	2014	Variance
Operating revenues	$(208)	$(112)	$(96)	$(578)	$(649)	$71
Operating expenses
Purchased power and fuel	(207)	(110)	(97)	(571)	(641)	70
Operating and maintenance	(14)	(12)	(2)	(15)	(9)	(6)
Depreciation and amortization	19	13	6	47	41	6
Taxes other than income	7	6	1	20	22	(2)

Total operating expenses	(195)	(103)	(92)	(519)	(587)	68
Equity in earnings of unconsolidated affiliates	—	(1)	1	—	—	—
Gain on sales of assets	—	1	(1)	1	1	—

Operating loss	(13)	(9)	(4)	(58)	(61)	3

Other income and (deductions)
Interest expense	(49)	(33)	(16)	(81)	(54)	(27)
Other, net	4	2	2	(16)	7	(23)

Total other income and (deductions)	(45)	(31)	(14)	(97)	(47)	(50)

Net loss before income taxes	(58)	(40)	(18)	(155)	(108)	(47)
Income taxes	(20)	(9)	(11)	(55)	(50)	(5)
Equity in earnings of unconsolidated affiliates	—	—	—	1	—	1

Net loss attributable to common shareholders	$(38)	$(31)	$(7)	$(99)	$(58)	$(41)

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

EXELON CORPORATION

Consolidated Balance Sheets

(in millions)

	September 30, 2015	December 31, 2014
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$7,265	$1,878
Restricted cash and cash equivalents	341	271
Accounts receivable, net
Customer	3,215	3,482
Other	1,107	1,227
Mark-to-market derivative assets	1,116	1,279
Unamortized energy contract assets	135	254
Inventories, net
Fossil fuel and emission allowances	442	579
Materials and supplies	1,074	1,024
Deferred income taxes	211	244
Regulatory assets	779	847
Assets held for sale	4	147
Other	1,178	865

Total current assets	16,867	12,097

Property, plant and equipment, net	55,814	52,087
Deferred debits and other assets
Regulatory assets	6,000	6,076
Nuclear decommissioning trust funds	10,103	10,537
Investments	620	544
Goodwill	2,672	2,672
Mark-to-market derivative assets	801	773
Deferred income taxes	2	—
Unamortized energy contracts assets	513	549
Pledged assets for Zion Station decommissioning	237	319
Other	1,499	1,160

Total deferred debits and other assets	22,447	22,630

Total assets	$95,128	$86,814

Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$675	$460
Long-term debt due within one year	897	1,802
Accounts payable	2,987	3,048
Accrued expenses	1,576	1,539
Payables to affiliates	8	8
Regulatory liabilities	365	310
Mark-to-market derivative liabilities	204	234
Unamortized energy contract liabilities	118	238
Other	1,017	1,123

Total current liabilities	7,847	8,762

Long-term debt	24,541	19,362
Long-term debt to financing trusts	648	648
Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	13,480	13,019
Asset retirement obligations	8,405	7,295
Pension obligations	3,014	3,366
Non-pension postretirement benefit obligations	1,877	1,742
Spent nuclear fuel obligation	1,021	1,021
Regulatory liabilities	4,180	4,550
Mark-to-market derivative liabilities	360	403
Unamortized energy contract liabilities	136	211
Payable for Zion Station decommissioning	99	155
Other	2,231	2,147

Total deferred credits and other liabilities	34,803	33,909

Total liabilities	67,839	62,681

Commitments and contingencies
Shareholders’ equity
Common stock	18,647	16,709
Treasury stock, at cost	(2,327)	(2,327)
Retained earnings	12,046	10,910
Accumulated other comprehensive loss, net	(2,596)	(2,684)

Total shareholders’ equity	25,770	22,608
BGE preference stock not subject to mandatory redemption	193	193
Noncontrolling interest	1,326	1,332

Total equity	27,289	24,133

Total liabilities and shareholders’ equity	$95,128	$86,814

EXELON CORPORATION

Consolidated Statements of Cash Flows

(unaudited)

(in millions)

	Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities
Net income	$1,959	$1,725
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization, depletion and accretion, including nuclear fuel and energy contract amortization	2,930	2,856
Impairment of long-lived assets	25	162
Gain on consolidation and acquisition of businesses	—	(268)
Gain on sales of assets	(10)	(356)
Deferred income taxes and amortization of investment tax credits	241	459
Net fair value changes related to derivatives	(363)	522
Net realized and unrealized (gains) losses on nuclear decommissioning trust fund investments	221	(141)
Other non-cash operating activities	856	698
Changes in assets and liabilities:
Accounts receivable	175	198
Inventories	65	(316)
Accounts payable, accrued expenses and other current liabilities	(147)	(322)
Option premiums received, net	27	21
Counterparty collateral received (posted), net	305	(615)
Income taxes	300	72
Pension and non-pension postretirement benefit contributions	(430)	(516)
Other assets and liabilities	(480)	(536)

Net cash flows provided by operating activities	5,674	3,643

Cash flows from investing activities
Capital expenditures	(5,443)	(4,114)
Proceeds from nuclear decommissioning trust fund sales	4,551	5,464
Investment in nuclear decommissioning trust funds	(4,737)	(5,550)
Acquisition of businesses	(28)	(67)
Proceeds from sale of long-lived assets	145	660
Proceeds from termination of direct financing lease investment	—	335
Proceeds from sales of investments	—	7
Cash and restricted cash acquired from consolidations and acquisitions	—	129
Change in restricted cash	(70)	(151)
Other investing activities	(107)	(89)

Net cash flows used in investing activities	(5,689)	(3,376)

Cash flows from financing activities
Changes in short-term borrowings	230	236
Issuance of long-term debt	5,909	3,212
Retirement of long-term debt	(1,745)	(1,214)
Issuance of common stock	1,868	—
Distributions to noncontrolling interest of consolidated VIE	—	(415)
Dividends paid on common stock	(819)	(799)
Proceeds from employee stock plans	24	25
Other financing activities	(65)	(158)

Net cash flows provided by financing activities	5,402	887

Increase in cash and cash equivalents	5,387	1,154
Cash and cash equivalents at beginning of period	1,878	1,609

Cash and cash equivalents at end of period	$7,265	$2,763

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions, except per share data)

	Three Months Ended September 30, 2015				Three Months Ended September 30, 2014
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$7,401	$11	(b),(c)	$7,412	$6,912	$(248	)(b),(c)	$6,664
Operating expenses
Purchased power and fuel	3,291	(132	)(b),(c)	3,159	2,648	33	(b),(c)	2,681
Operating and maintenance	1,996	(13	)(d),(e)	1,983	1,982	(99	(d),(e),(i), )(j)	1,883
Depreciation and amortization	606	—		606	577	—		577
Taxes other than income	310	—		310	306	—		306

Total operating expenses	6,203	(145)		6,058	5,513	(66)		5,447
Equity in earnings of unconsolidated affiliates	—	—		—	—	—		—
Gain on sale of assets	2	—		2	339	(329	)(j)	10
Gain on consolidation and acquisition of businesses	—	—		—	—	—		—

Operating income	1,200	156		1,356	1,738	(511)		1,227

Other income and (deductions)
Interest expense	(253)	(12	)(f)	(265)	(258)	24	(b),(k)	(234)
Other, net	(244)	279	(g)	35	16	54	(f),(g)	70

Total other income and (deductions)	(497)	267		(230)	(242)	78		(164)

Income before income taxes	703	423		1,126	1,496	(433)		1,063
Income taxes	115	249	(b),(c),(d), (e),(f),(g)	364	422	(103	(b),(c),(d), (e),(f),(g), )(i),(j),(k)	319
Equity in losses of unconsolidated affiliates	(1)	—		(1)	—	—		—

Net income	587	174		761	1,074	(330)		744
Net income (loss) attributable to noncontrolling interests and preference stock dividends	(42)	46	(h)	4	81	(13	)(h)	68

Net income attributable to common shareholders	$629	$128		$757	$993	$(317)		$676

Effective tax rate	16.4%			32.3%	28.2%			30.0%
Earnings per average common share
Basic	$0.69	$0.14		$0.83	$1.15	$(0.37)		$0.78
Diluted	$0.69	$0.14		$0.83	$1.15	$(0.37)		$0.78

Average common shares outstanding
Basic	913			913	861			861
Diluted	915			915	863			863
Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Mark-to-market impact of economic hedging activities (b)		$0.09				$(0.18)
Amortization of commodity contract intangibles (c)		—				(0.01)
Merger and integration costs (d)		0.02				0.06
Asset retirement obligation (e)		(0.01)				(0.02)
Tax settlements (f)		(0.06)				(0.08)
Unrealized losses related to NDT fund investments (g)		0.15				0.03
CENG Non-controlling interest (h)		(0.05)				0.02
Long-lived asset impairment (i)		—				0.03
Plant retirements and divestitures (j)		—				(0.23)
Mark-to-market impact of PHI merger related interest rate swaps (k)		—				0.01

Total adjustments		$0.14				$(0.37)

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.
(c)	Adjustment to exclude the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value, if and when applicable, related to the Constellation merger, the CENG integration and the Integrys acquisition.
(d)	Adjustment to exclude certain costs associated with the Constellation merger, pending PHI acquisition, the CENG integration and Integrys acquisition, including, if and when applicable, professional fees, employee-related expenses, integration activities, upfront credit facilities fees, merger commitments, and certain pre-acquisition contingencies.
(e)	Adjustment to exclude a non-cash benefit pursuant to the annual update of the Generation nuclear decommissioning obligation related to the non-regulatory units.
(f)	Adjustment to exclude favorable settlements of certain income tax positions on Constellation’s pre-acquisition tax returns.
(g)	Adjustment to exclude the unrealized gains and losses on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.

(h)	Adjustment to account for Generation’s non-controlling interest related to CENG exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments and mark-to-market activity in 2015, and in 2014 the impact of unrealized gains and losses on NDT fund investments, certain merger and acquisition costs, non-cash amortization of intangible assets, net, related to commodity contracts and changes in asset retirement obligations.
(i)	Adjustment to exclude a 2014 charge to earnings related to the impairment of certain generating assets held for sale.
(j)	Adjustment to exclude the impacts associated with the sale of Generation’s ownership interest in generating stations, primarily the gain from the sale of Generation’s equity interest in Safe Harbor Water Power Corporation.
(k)	Adjustment to exclude the mark-to-market impact of Exelon Corporate’s forward-starting interest rate swaps related to financing for the pending PHI acquisition.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions, except per share data)

	Nine Months Ended September 30, 2015				Nine Months Ended September 30, 2014
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$22,746	$(190	)(b),(c)	$22,556	$20,173	$772	(b),(c),(d)	$20,945
Operating expenses
Purchased power and fuel	10,210	88	(b),(c)	10,298	9,399	220	(b),(c)	9,619
Operating and maintenance	6,119	(66	(d), )(e),(f),(g)	6,053	6,005	(250	)(d),(e),(g),(l)	5,755
Depreciation and amortization	1,818	—		1,818	1,732	—		1,732
Taxes other than income	908	—		908	887	—		887

Total operating expenses	19,055	22		19,077	18,023	(30)		17,993
Equity in losses of unconsolidated affiliates	—	—		—	(20)	12	(c),(d)	(8)
Gain on sales of assets	10	—		10	356	(329	)(l)	27
Gain on consolidation of CENG	—	—		—	261	(261	)(m)	—

Operating income	3,701	(212)		3,489	2,747	224		2,971

Other income and (deductions)
Interest expense, net	(755)	(27	)(h),(j)	(782)	(722)	32	(b),(h)	(690)
Other, net	(179)	357	(i)	178	346	(151	)(i),(j)	195

Total other income and (deductions)	(934)	330		(604)	(376)	(119)		(495)

Income before income taxes	2,767	118		2,885	2,371	105		2,476
Income taxes	805	145	(b),(c),(d), (e),(f),(g), (h),(i),(j)	950	646	99	(b),(c),(d), (e),(g),(h), (i),(j),(l),(m)	745
Equity in losses of unconsolidated affiliates	(3)	—		(3)	—	—		—

Net income	1,959	(27)		1,932	1,725	6		1,731
Net income attributable to noncontrolling interests and preference stock dividends	—	52	(k)	52	121	(36	)(k)	85

Net income attributable to common shareholders	$1,959	$(79)		$1,880	$1,604	$42		$1,646

Effective tax rate	29.1%			32.9%	27.2%			30.1%
Earnings per average common share
Basic	$2.23	$(0.09)		$2.14	$1.87	$0.05		$1.92
Diluted	$2.22	$(0.09)		$2.13	$1.86	$0.05		$1.91

Average common shares outstanding
Basic	879			879	860			860
Diluted	883			883	863			863
Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Mark-to-market impact of economic hedging activities (b)		$(0.18)				$0.34
Amortization of commodity contract intangibles (c)		(0.01)				0.06
Merger and integration costs (d)		0.06				0.11
Long-lived asset impairment (e)		0.02				0.11
Midwest Generation bankruptcy recoveries (f)		(0.01)				—
Asset retirement obligation (g)		—				(0.02)
Mark-to-market impact of PHI merger related interest rate swaps (h)		(0.03)				0.01
Unrealized gains related to NDT fund investments (i)		0.19				(0.07)
Tax settlement (j)		(0.06)				(0.12)
CENG Non-controlling interest (k)		(0.06)				0.04
Plant retirements and divestitures (l)		(0.01)				(0.23)
Gain on CENG integration (m)		—				(0.18)

Total adjustments		$(0.09)				$0.05

Note: For the nine months ended September 30, 2014, includes the results of operations of CENG beginning April 1, 2014, the date the nuclear operating services agreement was executed.

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.
(c)	Adjustment to exclude the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value, if and when applicable, related to the Constellation merger, the CENG integration and the Integrys acquisition.
(d)	Adjustment to exclude certain costs associated with the Constellation merger, pending PHI acquisition, the CENG integration and Integrys acquisition, including, if and when applicable, professional fees, employee-related expenses, integration activities, upfront credit facilities fees, merger commitments, and certain pre-acquisition contingencies.

(e)	Adjustment to exclude a 2015 and 2014 charge to earnings related to the impairment of investments in long-term leases and a 2014 charge to earnings related to the impairment of certain wind generating assets and certain generating assets held for sale.
(f)	Adjustment to reflect a benefit related to the favorable settlement of a long-term railcar lease agreement pursuant to the Midwest Generation bankruptcy.
(g)	Adjustment to exclude a non-cash benefit pursuant to the annual update of the Generation nuclear decommissioning obligation related to the non-regulatory units.
(h)	Adjustment to exclude the mark-to-market impact of Exelon Corporate’s forward-starting interest rate swaps related to financing for the pending PHI acquisition.
(i)	Adjustment to exclude the unrealized gains on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(j)	Adjustment exclude benefits related to favorable settlements of certain income tax positions on Constellation’s pre-acquisition tax returns.
(k)	Adjustment to account for Generation’s non-controlling interest related to CENG exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments and mark-to-market activity in 2015, and in 2014 the impact of unrealized gains and losses on NDT fund investments, certain merger and acquisition costs, non-cash amortization of intangible assets, net, related to commodity contracts and changes in asset retirement obligations.
(l)	Adjustment to exclude the impacts associated with the sale of Generation’s ownership interest in generating stations, primarily the gain from the sale of Generation’s equity interest in Safe Harbor Water Power Corporation.
(m)	Adjustment to exclude the gain recorded upon consolidation of CENG resulting from the difference in the fair value of CENG’s net assets and the equity method investment previously recorded on Generation’s and Exelon’s books and the settlement of pre-existing commitments between Generation and CENG.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating

Earnings to GAAP Earnings (in millions)

Three Months Ended September 30, 2015 and 2014

(unaudited)

	Exelon Earnings per Diluted Share	Generation	ComEd	PECO		BGE	Other (a)	Exelon
2014 GAAP Earnings (Loss)	$1.15	$771	$126	$81		$46	$(31)	$993
2014 Adjusted (non-GAAP) Operating (Earnings) Loss Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	(0.18)	(161)	—	—		—	3	(158)
Unrealized Losses Related to NDT Fund Investments (1)	0.03	22	—	—		—	—	22
Merger and Integration Costs (2)	0.06	47	—	—		—	11	58
Amortization of Commodity Contract Intangibles (3)	(0.01)	(12)	—	—		—	—	(12)
Plant Retirement and Divestitures (4)	(0.23)	(198)	—	—		—	1	(197)
Long-Lived Asset Impairment (5)	0.03	30	—	—		—	—	30
Asset Retirement Obligation (6)	(0.02)	(13)	—	—		—	—	(13)
Tax Settlements (7)	(0.08)	(66)	—	—		—	—	(66)
Mark-to-Market Impact of PHI Merger Related Interest Rate Swaps (8)	0.01	—	—	—		—	6	6
CENG Non-Controlling Interest (9)	0.02	13	—	—			—	13

2014 Adjusted (non-GAAP) Operating Earnings (Loss)	0.78	433	126	81		46	(10)	676
Generation Energy Margins, Excluding Mark-to-Market:
Nuclear Volume	—	(1)	—	—		—	—	(1)
Nuclear Fuel Cost	—	1	—	—		—	—	1
Capacity Pricing (10)	—	(2)	—	—		—	—	(2)
Market and Portfolio Conditions (11)	0.10	88	—	—		—	—	88
ComEd, PECO and BGE Margins:
Weather	0.03	—	10	19		— (b)	—	29
Load	—	—	(1)	(1)		— (b)	—	(2)
Other Energy Delivery (12)	0.05	—	45 (c)	(4	)(c)	8 (c)	—	49
Operating and Maintenance Expense:
Labor, Contracting and Materials (13)	(0.03)	(28)	(1)	1		(2)	—	(30)
Planned Nuclear Refueling Outages	—	—	—	—		—	—	—
Pension and Non-Pension Postretirement Benefits (14)	(0.01)	(4)	(5)	(1)		—	(2)	(12)
Other Operating and Maintenance (15)	(0.02)	(8)	(19)	5		1	(1)	(22)
Depreciation and Amortization Expense	(0.02)	(7)	(1)	(5)		(1)	(2)	(16)
Interest Expense, Net (16)	(0.03)	(4)	(1)	1		1	(21)	(24)
Income Taxes (17)	—	5	—	(3)		—	2	4
Equity in Earnings of Unconsolidated Affiliates	—	(1)	—	—		—	—	(1)
CENG Non-Controlling Interest (18)	0.04	39	—	—		—	—	39
Other (19)	(0.02)	(12)	(2)	(2)		(1)	(2)	(19)
Share Differential (20)	(0.04)	—	—	—		—	—	—

2015 Adjusted (non-GAAP) Operating Earnings (Loss)	0.83	499	151	91		52	(36)	757
2015 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	(0.09)	(85)	—	—		—		(85)
Unrealized Losses Related to NDT Fund Investments (1)	(0.15)	(133)	—	—		—	—	(133)
Merger and Integration Costs (2)	(0.02)	(6)	(2)	(1)		(1)	(2)	(12)
Amortization of Commodity Contract Intangibles (3)	—	(2)	—	—		—	—	(2)
Asset Retirement Obligation (6)	0.01	6	—	—		—	—	6
Tax Settlements (7)	0.06	52	—	—		—	—	52
CENG Non-Controlling Interest (9)	0.05	46	—	—		—	—	46

2015 GAAP Earnings	$0.69	$377	$149	$90		$51	$(38)	$629

Notes:

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(b)	As approved by the Maryland PSC, BGE records a monthly adjustment to rates for residential and the majority of its commercial and industrial customers to eliminate the effect of abnormal weather and usage patterns per customer on distribution volumes.
(c)	For regulatory recovery mechanisms, including ComEd’s distribution formula rate, ComEd and BGE’s transmission formula rates, and riders across all utilities, revenues increase and decrease i) as fully recoverable costs fluctuate (with no impact on net earnings), and ii) pursuant to changes in rate base, capital structure and ROE (which impact net earnings).
(1)	Reflects the impact of unrealized gains and losses on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(2)	Reflects certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses, integration activities, upfront credit facilities fees, merger commitments, and certain pre-acquisition contingencies related to the Constellation merger, CENG integration and the Integrys and pending PHI acquisitions.

(3)	Represents the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value, if and when applicable, related to the Constellation merger, the CENG integration and the Integrys acquisition.
(4)	Reflects the 2014 impacts associated with the sale of Generation’s ownership interest in generating stations, primarily the gain from sale of Generation’s equity interest in Safe Harbor Water Power Corporation.
(5)	Primarily reflects the impairment of certain generating assets held for sale in 2014.
(6)	Primarily reflects a non-cash benefit pursuant to the annual update of the Generation nuclear decommissioning obligation related to the non-regulatory units.
(7)	Reflects benefits related to the favorable settlements in 2014 and 2015 of certain income tax positions on Constellation’s pre-acquisition tax returns.
(8)	Reflects the impact of mark-to-market activity on forward-starting interest rate swaps held at Exelon Corporate related to financing for the pending PHI acquisition, which were terminated on June 8, 2015.
(9)	Represents Generation’s non-controlling interest related to CENG exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments and mark-to-market activity in 2015, and in 2014 the impact of unrealized gains and losses on NDT fund investments, mark-to-market activity, certain merger and acquisition costs, non-cash amortization of intangible assets, net, related to commodity contracts, and changes in asset retirement obligations.
(10)	Primarily reflects decreased capacity prices in the New York market and the reduction of capacity credits resulting from the sale of generating assets in 2014, substantially offset by an increase in capacity prices in the Mid-Atlantic region.
(11)	Primarily reflects the benefit of lower cost to serve load in the Mid-Atlantic, Midwest, and New England regions, the benefit from the Integrys acquisition and increased load served, partially offset by lower margins resulting from the sale of generating assets in 2014.
(12)	For ComEd, primarily reflects increased electric distribution and transmission formula rate revenues (due to increased capital investments, partially offset by lower electric distribution ROE due to a decrease in treasury rates), and an increase in fully recoverable costs. For BGE, primarily reflects increased distribution revenue pursuant to increased rates effective December 2014 and an increase in fully recoverable costs.
(13)	Primarily reflects increased contracting costs at Generation primarily due to growth development projects and increased inflation across all operating companies.
(14)	Primarily reflects the unfavorable impact in 2015 of lower assumed pension and OPEB discount rates and an increase in the life expectancy assumption for plan participants.
(15)	Primarily reflects increased materials and supplies related costs at Generation, increased fully recoverable energy efficiency program costs at ComEd and decreased storm costs at PECO and BGE.
(16)	Primarily reflects increased interest expense due to higher outstanding debt at Generation and Corporate, partially offset by the net impact of favorable settlements of certain income tax positions on Constellation’s pre-acquisition tax returns at Generation.
(17)	At Generation, primarily reflects an increase in the domestic production activities deduction.
(18)	Reflects Generation’s non-controlling interest related to the net impact of CENG’s operating revenue and expenses.
(19)	For Generation, reflects realized NDT fund losses in 2015 as compared to gains in 2014.
(20)	Reflects the impact on earnings per share due to the increase in Exelon’s average diluted common shares outstanding as a result of the July 2015 common stock issuance.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating

Earnings to GAAP Earnings (in millions)

Nine Months Ended September 30, 2015 and 2014

(unaudited)

	Exelon Earnings per Diluted Share	Generation	ComEd	PECO		BGE		Other (a)	Exelon
2014 GAAP Earnings (Loss)	$1.86	$926	$335	$255		$146		$(58)	$1,604

2014 Adjusted (non-GAAP) Operating (Earnings) Loss Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	0.34	294	—	—		—		(1)	293
Unrealized Gains Related to NDT Fund Investments (1)	(0.07)	(62)	—	—		—		—	(62)
Amortization of Commodity Contract Intangibles (2)	0.06	42	—	—		—		—	42
Merger and Integration Costs (3)	0.11	76	—	—		—		23	99
Tax Settlements (4)	(0.12)	(101)	—	—		—		—	(101)
Long-Lived Asset Impairment (5)	0.11	83	—	—		—		15	98
Plant Retirements and Divestitures (6)	(0.23)	(198)	—	—		—		1	(197)
Gain on CENG Integration (7)	(0.18)	(159)	—	—		—		—	(159)
Mark-to-Market Impact of PHI Merger Related Interest Rate Swaps (8)	0.01	—	—	—		—		6	6
Asset Retirement Obligation (9)	(0.02)	(13)	—	—		—		—	(13)
CENG Non-Controlling Interest (10)	0.04	36	—	—		—		—	36

2014 Adjusted (non-GAAP) Operating Earnings (Loss)	1.91	924	335	255		146		(14)	1,646

Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market:
Nuclear Volume (12)	0.31	265	—	—		—		—	265
Nuclear Fuel Cost (13)	—	1	—	—		—		—	1
Capacity Pricing (14)	0.02	21	—	—		—		—	21
Market and Portfolio Conditions (15)	0.16	138	—	—		—		—	138
ComEd, PECO and BGE Margins:
Weather	0.03	—	(1)	31		—	(b)	—	30
Load	—	—	(8)	5		—	(b)	—	(3)
Other Energy Delivery (16)	0.14	—	99 (c)	(6	)(c)	24	(c)	1	118
Operating and Maintenance Expense:
Labor, Contracting and Materials (17)	(0.17)	(124)	(23)	1		—		—	(146)
Planned Nuclear Refueling Outages (18)	(0.02)	(18)	—	—		—		—	(18)
Pension and Non-Pension Postretirement Benefits (19)	(0.02)	(6)	(5)	(1)		1		(5)	(16)
Other Operating and Maintenance (20)	—	(30)	(43)	37		27		7	(2)
Depreciation and Amortization Expense (21)	(0.06)	(34)	(4)	(13)		2		(3)	(52)
Interest Expense, Net (22)	(0.08)	(32)	(5)	—		3		(34)	(68)
Income Taxes (23)	(0.05)	(20)	(1)	(7)		—		(12)	(40)
Equity in Earnings of Unconsolidated Affiliates	—	2	—	—		—		—	2
CENG Non-Controlling Interest (24)	0.02	20	—	—		—		—	20
Other (25)	(0.02)	4	—	(1)		1		(20)	(16)
Share Differential (26)	(0.04)	—	—	—		—		—	—

2015 Adjusted (non-GAAP) Operating Earnings (Loss)	2.13	1,111	344	301		204		(80)	1,880

2015 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	0.18	160	—	—		—		(2)	158
Unrealized Losses Related to NDT Fund Investments (1)	(0.19)	(164)	—	—		—		—	(164)
Amortization of Commodity Contract Intangibles (2)	0.01	13	—	—		—		—	13
Merger and Integration Costs (3)	(0.06)	(18)	(5)	(2)		(2)		(23)	(50)
Tax Settlements (4)	0.06	52	—	—		—		—	52
Long-Lived Asset Impairment (5)	(0.02)	—	—	—		—		(15)	(15)
Mark-to-Market Impact of PHI Merger Related Interest Rate Swaps (8)	0.03	—	—	—		—		21	21
Asset Retirement Obligation (9)	0.01	6		—		—		—	6
Midwest Generation Bankruptcy Recoveries (11)	0.01	6	—	—		—		—	6
CENG Non-Controlling Interest (10)	0.06	52	—	—		—		—	52

2015 GAAP Earnings (Loss)	$2.22	$1,218	$339	$299		$202		$(99)	$1,959

Note:

•	In 2015, each line item above includes 100% of CENG’s results of operations, however during the first quarter of 2014, CENG’s net results were included in equity in earnings (loss) on unconsolidated affiliates. Therefore, the results of operations from 2015 and 2014 for each line item above are not comparable for Generation and Exelon. The explanations below identify any other significant or unusual items affecting the results of operations.
(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

(b)	As approved by the Maryland PSC, BGE records a monthly adjustment to rates for residential and the majority of its commercial and industrial customers to eliminate the effect of abnormal weather and usage patterns per customer on distribution volumes.
(c)	For regulatory recovery mechanisms, including ComEd’s distribution formula rate, ComEd and BGE’s transmission formula rates, and riders across all utilities, revenues increase and decrease i) as fully recoverable costs fluctuate (with no impact on net earnings), and ii) pursuant to changes in rate base, capital structure and ROE (which impact net earnings).
(1)	Reflects the impact of unrealized gains and losses on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(2)	Represents the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value, if and when applicable, related to the Constellation merger, CENG integration, and the Integrys acquisition.
(3)	Reflects certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses, integration activities, upfront credit facilities fees, merger commitments, and certain pre-acquisition contingencies related to the Constellation merger, CENG integration and the Integrys and pending PHI acquisitions.
(4)	Reflects benefits related to the favorable settlements in 2014 and 2015 of certain income tax positions on Constellation’s pre-acquisition tax returns.
(5)	Reflects a 2014 charge primarily related to the impairment of certain wind generating assets and certain generating assets held for sale, and charges in 2014 and 2015 related to the impairment of investment in long-term leases.
(6)	Reflects the 2014 impacts associated with the sale of Generation’s ownership interest in generating stations, primarily the gain from sale of Generation’s equity interest in Safe Harbor Water Power Corporation.
(7)	Represents the gain recorded upon consolidation of CENG resulting from the difference in the fair value of CENG’s net assets as of April 1, 2014, and the equity method investment previously recorded on Generation’s and Exelon’s books and the settlement of pre-existing transactions between Generation and CENG.
(8)	Reflects the impact of mark-to-market activity on forward-starting interest rate swaps held at Exelon Corporate related to financing for the pending PHI acquisition, which were terminated on June 8, 2015.
(9)	Primarily reflects a non-cash benefit pursuant to the annual update of the Generation nuclear decommissioning obligation related to the non-regulatory units.
(10)	Represents Generation’s non-controlling interest related to CENG exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments and mark-to-market activity in 2015, and in 2014 the impact of unrealized gains and losses on NDT fund investments, certain merger and acquisition costs, non-cash amortization of intangible assets, net, related to commodity contracts, and changes in asset retirement obligations.
(11)	Primarily reflects a benefit for the favorable settlement of a long-term railcar lease agreement pursuant to the Midwest Generation bankruptcy.
(12)	Primarily reflects the inclusion of CENG’s results for the first quarter of 2015 and a reduction in the number of nuclear generating outage days in 2015.
(13)	Primarily reflects the cancellation of the DOE spent nuclear disposal fee, substantially offset by the inclusion of CENG’s results in 2015 and an increase in fuel cost due to increased generation.
(14)	Primarily reflects the inclusion of CENG’s capacity credits and increased capacity prices for the Midwest market, partially offset by a decrease in capacity prices for the Mid-Atlantic market and the reduction of capacity credits resulting from the sale of generating assets in 2014.
(15)	Primarily reflects the benefit of lower cost to serve load (including the absence of higher procurement costs for replacement power in 2014) in the Mid-Atlantic, Midwest, and New England regions, the benefit from the Integrys acquisition, favorability from portfolio management optimization activities in the Mid-Atlantic and Midwest regions, and increased load served, partially offset by lower margins resulting from the sale of generating assets in 2014, lower realized energy prices, and the absence of the 2014 fuel optimization opportunities in the South due to extreme cold weather.
(16)	For ComEd, primarily reflects increased electric distribution and transmission formula rate revenues (due to increased capital investments, partially offset by lower electric distribution ROE due to a decrease in treasury rates), and an increase in fully recoverable costs. For PECO, reflects the impact of lower wholesale transmission revenue resulting from the previous year’s peak demand. For BGE, primarily reflects increased distribution revenue pursuant to increased rates effective in December 2014.
(17)	Primarily reflects the inclusion of CENG’s results for the first quarter of 2015 and increased contracting costs primarily due to growth development projects at Generation, increased contracting costs related to preventative maintenance and other projects at ComEd, and inflation across all operating companies.
(18)	Primarily reflects the impact of increased refueling outage costs at CENG plants in 2015.
(19)	Primarily reflects the unfavorable impact of lower assumed pension and OPEB discount rates for 2015 and an increase in the life expectancy assumption for plan participants in 2015, partially offset by cost savings from plan design changes for certain OPEB plans effective April 2014 and forward.
(20)	For Generation, primarily reflects the inclusion of CENG’s results for the first quarter of 2015 and increased materials and supplies related costs, partially offset by a reduction in the number of nuclear refueling outage days at Salem. For ComEd, primarily relates to increased fully recoverable costs associated with uncollectible accounts. For PECO, reflects decreased storm costs, primarily as a result of the February 5, 2014 ice storm. For BGE, primarily reflects decreased storm costs and a decrease in uncollectible accounts expense.
(21)	Primarily reflects the inclusion of CENG’s results for the first quarter of 2015 at Generation and ongoing capital expenditures at PECO.
(22)	At Generation, primarily reflects increased interest expense due to higher outstanding debt in 2015, partially offset by the inclusion of CENG’s results for the first quarter of 2015. At Corporate, reflects increased interest expense due to higher outstanding debt in 2015 and payments related to the mandatory convertible securities issued for the pending PHI acquisition.
(23)	At Generation, primarily reflects benefits in 2014 for favorable settlements of certain income tax positions partially offset by an increase the domestic production activities deduction. At PECO, primarily reflects a decrease in electric tax repairs deduction taken in 2015.
(24)	Reflects Generation’s non-controlling interest related to the net impact of CENG’s operating revenue and expenses.
(25)	For Corporate, primarily reflects a loss on the termination of forward-starting interest rate swaps in the first quarter of 2015.
(26)	Reflects the impact on earnings per share due to the increase in Exelon’s average diluted common shares outstanding as a result of the July 2015 common stock issuance.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited) (in millions)

	Generation
	Three Months Ended September 30, 2015				Three Months Ended September 30, 2014
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$4,768	$11	(b),(c)	$4,779	$4,412	$(248	)(b),(c)	$4,164
Operating expenses
Purchased power and fuel	2,519	(132	)(b),(c)	2,387	1,880	33	(b),(c)	1,913
Operating and maintenance	1,241	(2	)(d),(e)	1,239	1,266	(90	(d),(e),(j), )(k)	1,176
Depreciation and amortization	264	—		264	253	—		253
Taxes other than income	123	—		123	127	—		127

Total operating expenses	4,147	(134)		4,013	3,526	(57)		3,469
Equity in income of unconsolidated affiliates	—	—		—	1	—		1
Gain on sale of assets	1	—		1	338	(329	)(k)	9

Operating income	622	145		767	1,225	(520)		705

Other income and (deductions)
Interest expense	(68)	(12	)(f)	(80)	(89)	3	(b)	(86)
Other, net	(257)	279	(g)	22	4	54	(g),(f)	58

Total other income and (deductions)	(325)	267		(58)	(85)	57		(28)

Income before income taxes	297	412		709	1,140	(463)		677
Income taxes	(36)	244	(b),(c),(d), (e),(f),(g)	208	291	(112	(b),(c),(d), (e),(f)(g), )(j),(k)	179
Equity in losses of unconsolidated affiliates	(1)	—		(1)	—	—		—

Net income	332	168		500	849	(351)		498
Net income (loss) attributable to noncontrolling interests	(45)	46	(h)	1	78	(13	)(h)	65

Net income attributable to membership interest	$377	$122		$499	$771	$(338)		$433

	Nine Months Ended September 30, 2015				Nine Months Ended September 30, 2014
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$14,841	$(190	)(b),(c)	$14,651	$12,591	$772	(b),(c),(d)	$13,363
Operating expenses
Purchased power and fuel	7,800	88	(b),(c)	7,888	7,071	220	(b),(c)	7,291
Operating and maintenance	3,860	(9	)(d),(e),(i)	3,851	3,765	(207	(d),(e),(j), )(k)	3,558
Depreciation and amortization	774	—		774	719	—		719
Taxes other than income	369	—		369	350	—		350

Total operating expenses	12,803	79		12,882	11,905	13		11,918
Equity in losses of unconsolidated affiliates	—	—		—	(20)	12	(c),(d)	(8)
Gain on sale of assets	7	—		7	355	(329	)(k)	26
Gain on consolidation and acquisition of businesses	—	—		—	261	(261	)(l)	—

Operating income	2,045	(269)		1,776	1,282	181		1,463

Other income and (deductions)
Interest expense	(269)	(12	)(f)	(281)	(261)	3	(b)	(258)
Other, net	(193)	357	(g)	164	306	(151	)(g),(f)	155

Total other income and (deductions)	(462)	345		(117)	45	(148)		(103)

Income before income taxes	1,583	76		1,659	1,327	33		1,360
Income taxes	371	131	(b),(c),(d), (e),(f),(g), (i)	502	290	71	(b),(c),(d), (e),(f),(g), (j),(k),(l)	361
Equity in loss of unconsolidated affiliates	(4)	—		(4)	—	—		—

Net income	1,208	(55)		1,153	1,037	(38)		999
Net income (losses) attributable to noncontrolling interests	(10)	52	(h)	42	111	(36	)(h)	75

Net income attributable to membership interest	$1,218	$(107)		$1,111	$926	$(2)		$924

Note: For the nine months ended September 30, 2014, includes the results of operations of CENG beginning April 1, 2014, the date the nuclear operating services agreement was executed.

(a)	Results reported in accordance with GAAP.

(b)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.
(c)	Adjustment to exclude the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value, if and when applicable, related to the Constellation merger, the CENG integration and the Integrys acquisition.
(d)	Adjustment to exclude certain costs associated with the Constellation merger, pending PHI acquisition, the CENG integration and Integrys acquisition, including, if and when applicable, professional fees, employee-related expenses, integration activities, upfront credit facilities fees, merger commitments, and certain pre-acquisition contingencies.
(e)	Adjustment to exclude a non-cash benefit pursuant to the annual update of the Generation nuclear decommissioning obligation related to the non-regulatory units.
(f)	Adjustment to exclude benefits related to favorable settlements of certain income tax positions on Constellation’s pre-acquisition tax returns.
(g)	Adjustment to exclude the unrealized gains on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(h)	Adjustment to account for Generation’s non-controlling interest related to CENG exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments and mark to market activity in 2015, and in 2014 the impact of unrealized gains and losses on NDT fund investments, certain merger and acquisition costs, non-cash amortization of intangible assets, net, related to commodity contracts and changes in asset retirement obligation.
(i)	Adjustment to reflect a benefit related to the favorable settlement of a long-term railcar lease agreement pursuant to the Midwest Generation bankruptcy.
(j)	Adjustment to exclude a 2014 charge to earnings related to the impairment of certain wind generating assets and certain generating assets held for sale.
(k)	Adjustment to exclude the impacts associated with the sale of Generation’s ownership interest in generating stations, primarily the gain from the sale of Generation’s equity interest in Safe Harbor Water Power Corporation.
(l)	Adjustment to exclude the gain recorded upon consolidation of CENG resulting from the difference in the fair value of CENG’s net assets and the equity method investment previously recorded on Generation’s and Exelon’s books and the settlement of pre-existing commitments between Generation and CENG.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	ComEd
	Three Months Ended September 30, 2015				Three Months Ended September 30, 2014
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments	Adjusted Non-GAAP
Operating revenues	$1,376	$—		$1,376	$1,222	$—	$1,222
Operating expenses
Purchased power	390	—		390	326	—	326
Operating and maintenance	404	(3	)(b)	401	359	—	359
Depreciation and amortization	176	—		176	174	—	174
Taxes other than income	79	—		79	76	—	76

Total operating expenses	1,049	(3)		1,046	935	—	935

Operating income	327	3		330	287	—	287

Other income and (deductions)
Interest expense	(83)	—		(83)	(81)	—	(81)
Other, net	4	—		4	4	—	4

Total other income and (deductions)	(79)	—		(79)	(77)	—	(77)

Income before income taxes	248	3		251	210	—	210
Income taxes	99	1	(b)	100	84	—	84

Net income	$149	$2		$151	$126	$—	$126

	Nine Months Ended September 30, 2015				Nine Months Ended September 30, 2014
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments	Adjusted Non-GAAP
Operating revenues	$3,709	$—		$3,709	$3,484	$—	$3,484
Operating expenses
Purchased power	991	—		991	915	—	915
Operating and maintenance	1,166	(8	)(b)	1,158	1,040	—	1,040
Depreciation and amortization	528	—		528	521	—	521
Taxes other than income	225	—		225	225	—	225

Total operating expenses	2,910	(8)		2,902	2,701	—	2,701

Operating income	799	8		807	783	—	783

Other income and (deductions)
Interest expense, net	(248)	—		(248)	(241)	—	(241)
Other, net	14	—		14	14	—	14

Total other income and (deductions)	(234)	—		(234)	(227)	—	(227)

Income before income taxes	565	8		573	556	—	556
Income taxes	226	3	(b)	229	221	—	221

Net income	$339	$5		$344	$335	$—	$335

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude certain integration costs associated with the pending PHI acquisition.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	PECO
	Three Months Ended September 30, 2015				Three Months Ended September 30, 2014
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments	Adjusted Non-GAAP
Operating revenues	$740	$—		$740	$693	$—	$693
Operating expenses
Purchased power and fuel	278	—		278	255	—	255
Operating and maintenance	196	(1	)(b)	195	204	—	204
Depreciation and amortization	68	—		68	59	—	59
Taxes other than income	44	—		44	42	—	42

Total operating expenses	586	(1)		585	560	—	560

Operating income	154	1		155	133	—	133

Other income and (deductions)
Interest expense	(28)	—		(28)	(29)	—	(29)
Other, net	1	—		1	2	—	2

Total other income and (deductions)	(27)	—		(27)	(27)	—	(27)

Income before income taxes	127	1		128	106	—	106
Income taxes	37	—		37	25	—	25

Net income attributable to common shareholder	$90	$1		$91	$81	$—	$81

	Nine Months Ended September 30, 2015				Nine Months Ended September 30, 2014
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments	Adjusted Non-GAAP
Operating revenues	$2,386	$—		$2,386	$2,343	$—	$2,343
Operating expenses
Purchased power and fuel	953	—		953	960	—	960
Operating and maintenance	609	(4	)(b)	605	668	—	668
Depreciation and amortization	198	—		198	176	—	176
Taxes other than income	125	—		125	122	—	122

Total operating expenses	1,885	(4)		1,881	1,926	—	1,926

Gain on sales of assets	1	—		1	—	—	—

Operating income	502	4		506	417	—	417

Other income and (deductions)
Interest expense, net	(84)	—		(84)	(85)	—	(85)
Other, net	3	—		3	5	—	5

Total other income and (deductions)	(81)	—		(81)	(80)	—	(80)

Income before income taxes	421	4		425	337	—	337
Income taxes	122	2	(b)	124	82	—	82

Net income attributable to common shareholder	$299	$2		$301	$255	$—	$255

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude certain integration costs associated with the pending PHI acquisition.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	BGE
	Three Months Ended September 30, 2015				Three Months Ended September 30, 2014
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments	Adjusted Non-GAAP
Operating revenues	$725	$—		$725	$697	$—	$697
Operating expenses
Purchased power and fuel	311	—		311	297	—	297
Operating and maintenance	169	(2	)(b)	167	165	—	165
Depreciation and amortization	79	—		79	78	—	78
Taxes other than income	57	—		57	55	—	55

Total operating expenses	616	(2)		614	595	—	595

Gain on sales of assets	1	—		1	—	—	—

Operating income	110	2		112	102	—	102

Other income and (deductions)
Interest expense	(25)	—		(25)	(26)	—	(26)
Other, net	4	—		4	4	—	4

Total other income and (deductions)	(21)	—		(21)	(22)	—	(22)

Income before income taxes	89	2		91	80	—	80
Income taxes	35	1	(b)	36	31	—	31

Net income	54	1		55	49	—	49
Preference stock dividends	3	—		3	3	—	3

Net income attributable to common shareholders	$51	$1		$52	$46	$—	$46

	Nine Months Ended September 30, 2015				Nine Months Ended September 30, 2014
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments	Adjusted Non-GAAP
Operating revenues	$2,388	$—		$2,388	$2,404	$—	$2,404
Operating expenses
Purchased power and fuel	1,037	—		1,037	1,094	—	1,094
Operating and maintenance	499	(4	)(b)	495	541	—	541
Depreciation and amortization	271	—		271	275	—	275
Taxes other than income	169	—		169	168	—	168

Total operating expenses	1,976	(4)		1,972	2,078	—	2,078

Gain on sales of assets	1	—		1	—	—	—

Operating income	413	4		417	326	—	326

Other income and (deductions)
Interest expense, net	(73)	—		(73)	(81)	—	(81)
Other, net	13	—		13	14	—	14

Total other income and (deductions)	(60)	—		(60)	(67)	—	(67)

Income before income taxes	353	4		357	259	—	259
Income taxes	141	2	(b)	143	103	—	103

Net income	212	2		214	156	—	156
Preference stock dividends	10	—		10	10	—	10

Net income attributable to common shareholders	$202	$2		$204	$146	$—	$146

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude certain integration costs associated with the pending PHI acquisition.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	Other (a)
	Three Months Ended September 30, 2015				Three Months Ended September 30, 2014
	GAAP (b)	Adjustments		Adjusted Non- GAAP	GAAP (b)	Adjustments		Adjusted Non- GAAP
Operating revenues	$(208)	$—		$(208)	$(112)	$—		$(112)
Operating expenses
Purchased power and fuel	(207)	—		(207)	(110)	—		(110)
Operating and maintenance	(14)	(5	)(c)	(19)	(12)	(9	)(c)	(21)
Depreciation and amortization	19	—		19	13	—		13
Taxes other than income	7	—		7	6	—		6

Total operating expenses	(195)	(5)		(200)	(103)	(9)		(112)
Equity in losses of unconsolidated affiliates	—	—		—	(1)	—		(1)
Gain on sale of assets	—	—		—	1	—		1

Operating loss	(13)	5		(8)	(9)	9		—

Other income and (deductions)
Interest expense	(49)	—		(49)	(33)	21	(c),(e)	(12)
Other, net	4	—		4	2	—		2

Total other income and (deductions)	(45)	—		(45)	(31)	21		(10)

Loss before income taxes	(58)	5		(53)	(40)	30		(10)
							(c),(e),
Income tax benefit	(20)	3	(c)	(17)	(9)	9	(f),(g)	—

Net loss	$(38)	$2		$(36)	$(31)	$21		$(10)

	Nine Months Ended September 30, 2015				Nine Months Ended September 30, 2014
	GAAP (b)	Adjustments		Adjusted Non- GAAP	GAAP (b)	Adjustments		Adjusted Non- GAAP
Operating revenues	$(578)	$—		$(578)	$(649)	$—		$(649)
Operating expenses
Purchased power and fuel	(571)	—		(571)	(641)	—		(641)
Operating and maintenance	(15)	(41	)(c),(d)	(56)	(9)	(43	)(c),(d)	(52)
Depreciation and amortization	47	—		47	41	—		41
Taxes other than income	20	—		20	22	—		22

Total operating expenses	(519)	(41)		(560)	(587)	(43)		(630)
Gain on sale of assets	1	—		1	1	—		1

Operating loss	(58)	41		(17)	(61)	43		(18)

Other income and (deductions)
Interest expense	(81)	(15	)(c),(e)	(96)	(54)	29	(c),(e)	(25)
Other, net	(16)	—		(16)	7	—		7

Total other income and (deductions)	(97)	(15)		(112)	(47)	29		(18)

Loss before income taxes	(155)	26		(129)	(108)	72		(36)

							(c),(d),
			(c),(d),				(e),(f),
Income tax benefit	(55)	7	(e),(f)	(48)	(50)	28	(g)	(22)
Equity in earnings of unconsolidated affiliates	1	—		1	—	—		—

Net loss	(99)	19		(80)	(58)	44		(14)

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(b)	Results reported in accordance with GAAP.
(c)	Adjustment to exclude certain costs associated with the pending PHI acquisition including, if and when applicable, professional fees, employee-related expenses, integration activities, upfront credit facilities fees, merger commitments, and certain pre-acquisition contingencies.
(d)	Adjustment to exclude a charge to earnings related to the impairment of investments in long-term leases in both 2015 and 2014.
(e)	Adjustment to exclude the mark-to-market impact of Exelon Corporate’s forward-starting interest rate swaps related to financing for the pending PHI acquisition.
(f)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.
(g)	Adjustment to exclude the impacts associated with the sale or retirement of generating stations.

EXELON CORPORATION

Exelon Generation Statistics

	Three Months Ended,
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Supply Source (GWh)
Nuclear Generation
Mid-Atlantic (a)	16,446	15,619	15,718	15,768	15,993
Midwest	23,927	23,448	22,427	23,777	24,379
New York (a)	4,807	4,738	4,512	4,988	4,891

Total Nuclear Generation	45,180	43,805	42,657	44,533	45,263
Fossil and Renewables (a)
Mid-Atlantic	719	750	559	2,268	2,385
Midwest	262	363	432	424	212
New England	1,840	135	600	411	1,789
New York	1	1	1	1	1
ERCOT	2,306	872	1,422	1,624	2,331
Other Power Regions (b)	1,945	2,096	1,973	1,999	2,285

Total Fossil and Renewables	7,073	4,217	4,987	6,727	9,003
Purchased Power
Mid-Atlantic	3,511	1,384	1,824	929	1,110
Midwest	515	407	589	513	260
New England	5,787	5,742	6,408	4,763	3,231
ERCOT	2,422	2,903	2,244	1,966	2,184
Other Power Regions (b)	5,189	4,170	3,307	3,389	4,397

Total Purchased Power	17,424	14,606	14,372	11,560	11,182
Total Supply/Sales by Region (d)
Mid-Atlantic (c)	20,676	17,753	18,101	18,965	19,488
Midwest (c)	24,704	24,218	23,448	24,714	24,851
New England	7,627	5,877	7,008	5,174	5,020
New York	4,808	4,739	4,513	4,989	4,892
ERCOT	4,728	3,775	3,666	3,590	4,515
Other Power Regions (b)	7,134	6,266	5,280	5,388	6,682

Total Supply/Sales by Region	69,677	62,628	62,016	62,820	65,448

	Three Months Ended,
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Outage Days (e)
Refueling	27	71	89	97	18
Non-refueling	11	18	32	8	20

Total Outage Days	38	89	121	105	38

(a)	Includes the proportionate share of output where Generation has an undivided ownership interest in jointly-owned generating plants and includes the total output of plants that are fully consolidated (e.g. CENG). Nuclear generation includes physical volumes of 3,808 GWh, 3,743 GWh, 3,284 GWh, 3,902 GWh, and 3,726 GWh in the Mid-Atlantic region and 4,807 GWh, 4,738 GWh, 4,512 GWh, 4,988 GWh, and 4,891 GWh in the New York region for the three months ended September 30, 2015, June 30, 2015, March 31, 2015, December 31, 2014, and September 30, 2014, respectively for CENG.
(b)	Other Power Regions includes South, West and Canada.
(c)	Includes affiliate sales to PECO and BGE in the Mid-Atlantic region and affiliate sales to ComEd in the Midwest region.
(d)	Total sales do not include physical trading volumes of 1,913 GWh, 1,657 GWh, 1,808 GWh, 2,442 GWh, and 3,006 GWh for the three months ended September 30, 2015, June 30, 2015, March 31, 2015, December 31, 2014, and September 30, 2014, respectively.
(e)	Outage days exclude Salem.

EXELON CORPORATION

Exelon Generation Statistics

Nine Months Ended September 30, 2015 and 2014

	September 30, 2015	September 30, 2014
Supply Source (GWh)
Nuclear Generation
Mid-Atlantic (a)	47,783	43,042
Midwest	69,802	70,223
New York (a)	14,057	8,657

Total Nuclear Generation	131,642	121,922
Fossil and Renewables (a)
Mid-Atlantic	2,028	8,758
Midwest	1,057	948
New England	2,575	4,822
New York	3	3
ERCOT	4,600	5,541
Other Power Regions (c)	6,014	5,954

Total Fossil and Renewables	16,277	26,026
Purchased Power
Mid-Atlantic (b)	6,719	5,152
Midwest	1,511	1,491
New England	17,937	7,591
New York (b)	—	2,857
ERCOT	7,569	6,685
Other Power Regions (c)	12,666	11,406

Total Purchased Power	46,402	35,182
Total Supply/Sales by Region (e)
Mid-Atlantic (d)	56,530	56,952
Midwest (d)	72,370	72,662
New England	20,512	12,413
New York	14,060	11,517
ERCOT	12,169	12,226
Other Power Regions (c)	18,680	17,360

Total Supply/Sales by Region	194,321	183,130

(a)	Includes the proportionate share of output where Generation has an undivided ownership interest in jointly-owned generating plants and includes the total output of plants that are fully consolidated (e.g. CENG). Nuclear generation for the nine months ended September 30, 2015 includes physical volumes of 10,835 GWh in the Mid-Atlantic region and 14,057 GWh in the New York region for CENG. Nuclear generation for the nine months ended September 30, 2014 includes physical volumes of 7,507 GWh in the Mid-Atlantic region and 8,657 GWh in the New York region for CENG.
(b)	Purchased power includes physical volumes of 2,489 GWh in the Mid-Atlantic and 2,857 GWh in New York as a result of the PPA with CENG for the nine months ended September 30, 2014, respectively. As of the integration date of April 1, 2014, CENG volumes are included in nuclear generation.
(c)	Other Power Regions includes South, West and Canada.
(d)	Includes affiliate sales to PECO and BGE in the Mid-Atlantic region and affiliate sales to ComEd in the Midwest region.
(e)	Total sales do not include physical proprietary trading volumes of 5,378 GWh and 8,129 GWh for the nine months ended September 30, 2015 and 2014, respectively.

EXELON CORPORATION

ComEd Statistics

Three Months Ended September 30, 2015 and 2014

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2015	2014	% Change	Weather- Normal % Change	2015	2014	% Change
Retail Deliveries and Sales(a)
Residential	7,919	7,332	8.0%	(0.6)%	$690	$566	21.9%
Small Commercial & Industrial	8,579	8,366	2.5%	0.3%	361	349	3.4%
Large Commercial & Industrial	7,250	7,245	0.1%	(1.3)%	121	115	5.2%
Public Authorities & Electric Railroads	295	301	(2.0)%	(2.1)%	10	10	—%

Total Retail	24,043	23,244	3.4%	(0.5)%	1,182	1,040	13.7%

Other Revenue(b)					194	182	6.6%

Total Electric Revenue					$1,376	$1,222	12.6%

Purchased Power					$390	$326	19.6%

				% Change
Heating and Cooling Degree-Days	2015	2014	Normal	From 2014	From Normal
Heating Degree-Days	55	111	119	(50.5)%	(53.8)%
Cooling Degree-Days	634	537	613	18.1%	3.4%

Nine Months Ended September 30, 2015 and 2014

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2015	2014	% Change	Weather- Normal % Change	2015	2014	% Change
Retail Deliveries and Sales(a)
Residential	20,602	20,920	(1.5)%	(1.8)%	$1,785	$1,572	13.5%
Small Commercial & Industrial	24,305	24,456	(0.6)%	(0.4)%	1,029	1,033	(0.4)%
Large Commercial & Industrial	20,807	21,109	(1.4)%	(1.3)%	339	343	(1.2)%
Public Authorities & Electric Railroads	964	1,001	(3.7)%	(3.1)%	33	35	(5.7)%

Total Retail	66,678	67,486	(1.2)%	(1.2)%	3,186	2,983	6.8%

Other Revenue(b)					523	501	4.4%

Total Electric Revenue					$3,709	$3,484	6.5%

Purchased Power					$991	$915	8.3%

				% Change
Heating and Cooling Degree-Days	2015	2014	Normal	From 2014	From Normal
Heating Degree-Days	4,373	4,680	4,048	(6.6)%	8.0%
Cooling Degree-Days	805	796	831	1.1%	(3.1)%

Number of Electric Customers				2015	2014
Residential				3,524,253	3,486,438
Small Commercial & Industrial				369,151	367,446
Large Commercial & Industrial				1,996	1,992
Public Authorities & Electric Railroads				4,826	4,821

Total				3,900,226	3,860,697

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from ComEd and customers purchasing electricity from a competitive electric generation supplier, as all customers are assessed delivery charges. For customers purchasing electricity from ComEd, revenue also reflects the cost of energy and transmission.
(b)	Other revenue primarily includes transmission revenue from PJM. Other items include rental revenues, revenues related to late payment charges, revenues from other utilities for mutual assistance programs and recoveries of environmental costs associated with MGP sites.

EXELON CORPORATION

PECO Statistics

Three Months Ended September 30, 2015 and 2014

	Electric and Gas Deliveries				Revenue (in millions)
	2015	2014	% Change	Weather- Normal % Change	2015	2014	% Change
Electric (in GWhs)

Retail Deliveries and Sales (a)
Residential	3,940	3,551	11.0%	(2.3)%	$461	$413	11.6%
Small Commercial & Industrial	2,219	2,096	5.9%	1.0%	113	107	5.6%
Large Commercial & Industrial	4,227	4,086	3.5%	0.7%	58	52	11.5%
Public Authorities & Electric Railroads	224	241	(7.1)%	(7.1)%	8	7	14.3%

Total Retail	10,610	9,974	6.4%	(0.5)%	640	579	10.5%

Other Revenue (b)					51	55	(7.3)%

Total Electric Revenue					691	634	9.0%

Gas (in mmcfs)
Retail Deliveries and Sales
Retail Sales (c)	3,639	3,893	(6.5)%	(3.2)%	42	54	(22.2)%
Transportation and Other	7,457	5,750	29.7%	17.5%	7	5	40.0%

Total Gas	11,096	9,643	15.1%	9.3%	49	59	(16.9)%

Total Electric and Gas Revenues					$740	$693	6.8%

Purchased Power and Fuel					$278	$255	9.0%

				% Change
Heating and Cooling Degree-Days	2015	2014	Normal	From 2014	From Normal
Heating Degree-Days	—	14	38	(100.0)%	(100.0)%
Cooling Degree-Days	1,186	911	929	30.2%	27.7%

Nine Months Ended September 30, 2015 and 2014

	Electric and Gas Deliveries				Revenue (in millions)
	2015	2014	% Change	Weather- Normal % Change	2015	2014	% Change
Electric (in GWhs)

Retail Deliveries and Sales (a)
Residential	10,929	10,200	7.1%	(0.4)%	$1,276	$1,195	6.8%
Small Commercial & Industrial	6,306	6,098	3.4%	0.6%	330	319	3.4%
Large Commercial & Industrial	11,744	11,604	1.2%	(0.1)%	166	169	(1.8)%
Public Authorities & Electric Railroads	667	722	(7.6)%	(7.6)%	23	23	—%

Total Retail	29,646	28,624	3.6%	(0.2)%	1,795	1,706	5.2%

Other Revenue (b)					155	165	(6.1)%

Total Electric Revenue					1,950	1,871	4.2%

Gas (in mmcfs)
Retail Deliveries and Sales
Retail Sales (c)	45,734	44,487	2.8%	3.2%	410	444	(7.7)%
Transportation and Other	21,585	20,124	7.3%	2.9%	26	28	(7.1)%

Total Gas	67,319	64,611	4.2%	3.1%	436	472	(7.6)%

Total Electric and Gas Revenues					$2,386	$2,343	1.8%

Purchased Power and Fuel					$953	$960	(0.7)%

				% Change
Heating and Cooling Degree-Days	2015	2014	Normal	From 2014	From Normal
Heating Degree-Days	3,264	3,251	2,981	0.4%	9.5%
Cooling Degree-Days	1,699	1,286	1,278	32.1%	32.9%

Number of Electric Customers	2015	2014	Number of Gas Customers	2015	2014
Residential	1,439,951	1,429,293	Residential	465,023	459,678
Small Commercial & Industrial	148,920	149,172	Commercial & Industrial	42,544	42,008

Large Commercial & Industrial	3,093	3,103	Total Retail	507,567	501,686
Public Authorities & Electric Railroads	9,801	9,737	Transportation	837	866

Total	1,601,765	1,591,305	Total	508,404	502,552

(a)	Reflects delivery volumes and revenue from customers purchasing electricity directly from PECO and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from PECO, revenue also reflects the cost of energy and transmission.
(b)	Other revenue includes transmission revenue from PJM and wholesale electric revenue.
(c)	Reflects delivery volumes and revenue from customers purchasing natural gas directly from PECO and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from PECO, revenue also reflects the cost of natural gas.

EXELON CORPORATION

BGE Statistics

Three Months Ended September 30, 2015 and 2014

	Electric and Gas Deliveries			Revenue (in millions)
	2015	2014	% Change	2015	2014	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	3,458	3,291	5.1%	$379	$348	8.9%
Small Commercial & Industrial	788	805	(2.1)%	70	72	(2.8)%
Large Commercial & Industrial	3,829	3,818	0.3%	122	134	(9.0)%
Public Authorities & Electric Railroads	75	79	(5.1)%	9	8	12.5%

Total Retail	8,150	7,993	2.0%	580	562	3.2%

Other Revenue (b)				75	69	8.7%

Total Electric Revenue				655	631	3.8%

Gas (in mmcfs)
Retail Deliveries and Sales (c)
Retail Sales	11,719	10,257	14.3%	66	62	6.5%
Transportation and Other (d)	612	304	101.3%	4	4	—%

Total Gas	12,331	10,561	16.8%	70	66	6.1%

Total Electric and Gas Revenues				$725	$697	4.0%

Purchased Power and Fuel				$311	$297	4.7%

				% Change
Heating and Cooling Degree-Days	2015	2014	Normal	From 2014	From Normal
Heating Degree-Days	46	82	81	(43.9)%	(43.2)%
Cooling Degree-Days	592	484	593	22.3%	(0.2)%

Nine Months Ended September 30, 2015 and 2014

	Electric and Gas Deliveries			Revenue (in millions)
	2015	2014	% Change	2015	2014	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	10,266	10,023	2.4%	$1,131	$1,077	5.0%
Small Commercial & Industrial	2,413	2,343	3.0%	208	208	—%
Large Commercial & Industrial	10,735	10,880	(1.3)%	351	377	(6.9)%
Public Authorities & Electric Railroads	224	236	(5.1)%	24	24	—%

Total Retail	23,638	23,482	0.7%	1,714	1,686	1.7%

Other Revenue (b)				194	207	(6.3)%

Total Electric Revenue				1,908	1,893	0.8%

Gas (in mmcfs)
Retail Deliveries and Sales (c)
Retail Sales	72,481	71,479	1.4%	450	439	2.5%
Transportation and Other (d)	4,521	7,508	(39.8)%	30	72	(58.3)%

Total Gas	77,002	78,987	(2.5)%	480	511	(6.1)%

Total Electric and Gas Revenues				$2,388	$2,404	(0.7)%

Purchased Power and Fuel				$1,037	$1,094	(5.2)%

				% Change
Heating and Cooling Degree-Days	2015	2014	Normal	From 2014	From Normal
Heating Degree-Days	3,418	3,439	2,985	(0.6)%	14.5%
Cooling Degree-Days	909	717	849	26.8%	7.1%

Number of Electric Customers	2015	2014	Number of Gas Customers	2015	2014
Residential	1,132,836	1,123,644	Residential	613,571	610,750
Small Commercial & Industrial	112,888	112,580	Commercial & Industrial	43,885	43,963

Large Commercial & Industrial	11,863	11,707	Total Retail	657,456	654,713
Public Authorities & Electric Railroads	286	290	Transportation	—	—

Total	1,257,873	1,248,221	Total	657,456	654,713

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from BGE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from BGE, revenue also reflects the cost of energy and transmission.

(b)	Other revenue includes wholesale transmission revenue and late payment charges.
(c)	Reflects delivery volumes and revenues from customers purchasing natural gas directly from BGE and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from BGE, revenue also reflects the cost of natural gas.
(d)	Transportation and other gas revenue includes off-system revenue of 612 mmcfs ($3 million) and 304 mmcfs ($2 million) for the three months ended September 30, 2015 and 2014, respectively and 4,521 mmcfs ($28 million) and 7,508 mmcfs ($60 million) for the nine months ended September 30, 2015 and 2014, respectively.